Exhibit 4.3
DEPOSIT AGREEMENT
Dated
November 26, 2024
ASPEN INSURANCE HOLDINGS LIMITED,
AS ISSUER,
COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.,
AS DEPOSITARY,
- and -
The Holders from Time to Time of
The Depositary Receipts Described Herein
RELATING TO THE RECEIPTS, DEPOSITARY SHARES AND RELATED 7.00%
PERPETUAL NON-CUMULATIVE PREFERENCE SHARES OF THE ISSUER

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EXHIBIT A
Form of Face of Receipt; Form of Reverse of Receipt	33

EXHIBIT B
Certificate of Designation	37
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DEPOSIT AGREEMENT
DEPOSIT AGREEMENT, dated November 26, 2024 among ASPEN INSURANCE HOLDINGS LIMITED, a Bermuda exempted company (the “Company”), COMPUTERSHARE INC., a Delaware corporation (“Computershare”), and its affiliate, COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company (the “Trust Company”), jointly as Depositary (as hereinafter defined), and the holders from time to time of Receipts (as hereinafter defined) issued hereunder.
WITNESSETH:
WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of the Company’s Preference Shares (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Shares representing a fractional interest in the Preference Shares deposited and for the execution and delivery of Receipts evidencing Depositary Shares;
WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;
WHEREAS, the terms and conditions of the Preference Shares are substantially set forth in the Certificate of Designation (as hereinafter defined) attached hereto as Exhibit B; and
NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:
ARTICLE 1.
DEFINITIONS
The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:
“Certificate of Designation” shall mean the certificate of designation, adopted by the Board of Directors of the Company or a duly authorized committee thereof, establishing and setting forth the rights, preferences and privileges of the Preference Shares attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time.
“Deposit Agreement” or “Agreement” shall mean this agreement, as the same may be amended, modified or supplemented from time to time.
“Depositary” shall mean Computershare and the Trust Company, acting jointly, and any successor as Depositary hereunder. The Depositary, along with its affiliates, shall maintain combined capital and surplus of at least US$50,000,000, and so shall any successor depositary hereunder.

“Depositary Office” shall mean the principal office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 150 Royall Street, Canton, Massachusetts 02021.
“Depositary Share” shall mean the security representing a 1/1,000th fractional interest in a Preference Share deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such Preference Share and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preference Shares represented by such Depositary Share (including the dividend, voting, redemption and liquidation rights contained in the Certificate of Designation).
“Depositary’s Agent” shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.
“Dividend Disbursing Agent” shall mean Computershare or any bank or trust company appointed to receive dividends on the deposited Preference Shares and disburse the same to the holders of the Receipts, as herein provided.
“Dividend Period” shall have the meaning set forth in the Certificate of Designation.
“DTC” means The Depository Trust Company.
“DTC Receipt” has the meaning set forth in Section 2.01.
“Funds” has the meaning set forth in Section 2.03.
“Moody’s” has the meaning set forth in Section 2.03.
“Preference Shares” shall mean the Company’s 7.00% Perpetual Non-Cumulative Preference Shares with a par value of US$0.0015144558 per share, heretofore validly issued, fully paid and non-assessable.
“Receipt” shall mean a receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.
“record date” shall mean the date fixed pursuant to Section 4.04.
“record holder” or “holder” as applied to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

“Redemption Agent” shall mean Computershare and the Trust Company or any bank or trust company appointed to receive redemption proceeds on the deposited Preference Shares and to disburse the same to the holders of the Receipts, as herein provided.
“redemption date” has the meaning set forth under Section 2.03.
“redemption price” has the meaning set forth under Section 2.03.
“Registrar” shall mean the Trust Company or any bank or trust company appointed to register ownership and transfers of Receipts and the deposited Preference Shares, as herein provided.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“S&P” has the meaning set forth in Section 2.03.
“Transfer Agent” shall mean the Trust Company or any bank or trust company appointed to transfer the Receipts and the deposited Preference Shares, as herein provided.
ARTICLE 2.
FORM OF RECEIPTS, DEPOSIT OF PREFERENCE SHARES, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS
SECTION 2.01    Form and Transferability of Receipts. Definitive Receipts shall be printed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, in each case with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon and pursuant to the written order of the Company delivered in compliance with Section 2.02, shall be authorized and instructed to, and shall, execute and deliver temporary Receipts which shall be substantially of the tenor of the definitive Receipts in lieu of which they are issued and in each case with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine (but which do not affect the rights or duties of the Depositary), as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary Office without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall, execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preference Shares deposited, as definitive Receipts.
Receipts shall be executed by the Depositary by the manual, facsimile or electronic signature of a duly authorized signatory of the Depositary; provided, that if a Registrar for the

Receipts (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual, facsimile or electronic signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided. Receipts bearing the manual, facsimile or electronic signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.
Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.
Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company, or which the Company has determined are required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Depositary Shares may be listed for trading or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case as directed by the Company.
Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed, or accompanied by a properly executed instrument of transfer or endorsement, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or payments with respect to the Preference Shares, to exercise any redemption or voting rights or to receive any notice provided for in this Deposit Agreement and for all other purposes.
Notwithstanding the foregoing, the Depositary and the Company will make application to DTC for acceptance of all of the Receipts for its book-entry settlement system. In connection with such request, the Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares to be traded on the New York Stock Exchange with book-entry settlement through DTC shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the

DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt or (ii) institutions that have accounts with DTC.
If issued, the DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Company at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) DTC notifies the Company at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing or (iii) the Company executes and delivers to DTC a notice to the effect that such DTC Receipt shall be so exchangeable. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, the Depositary is hereby directed to and shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary in writing to execute and deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. The DTC Receipt shall be in such form and shall bear such legend or legends as may be appropriate or required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. Notwithstanding any other provision herein to the contrary, if the Receipts are at any time eligible for book-entry settlement through DTC, delivery of Preference Shares and other property in connection with the withdrawal or redemption of Depositary Shares will be made through DTC and in accordance with its procedures, unless the holder of the relevant Receipt otherwise requests and such request is reasonably acceptable to the Depositary and the Company.
SECTION 2.02    Deposit of Preference Shares; Execution and Delivery of Receipts in Respect Thereof. Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing 9,000 Preference Shares, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and an executed officer’s certificate attaching the Certificate of Designation and all other information required to be set forth therein, (ii) an opinion of counsel to the Company addressed to the Depositary containing opinions, or a letter from counsel to the Company authorizing reliance on such counsel’s opinions delivered to the underwriters named therein, relating to, (A) the existence and good standing of the Company, (B) the due authorization of the Depositary Shares and the status of the Depositary Shares as validly issued, fully paid and non-assessable, and (C) the effectiveness of any registration statement under the Securities Act relating to the Depositary Shares or whether exemption from such registration is applicable, and (iii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preference Shares registered in such names specified in such written order. The Depositary acknowledges receipt of the aforementioned 9,000 Preference Shares and related documentation and agrees to hold such deposited Preference Shares in an account to be established by the Depositary at the Depositary Office or at such other office as the Depositary shall determine. The Company hereby appoints Computershare and the Trust Company as the Depositary and Redemption Agent, the Trust Company as Registrar and Transfer Agent and Computershare as Dividend Disbursing Agent for the Preference Shares deposited hereunder and the Trust Company and Computershare hereby accept such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preference Shares held by it by notation, book-entry or other appropriate method.
If required by the Depositary, Preference Shares presented for deposit by the Company at any time, whether or not the register of shareholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preference Shares or to receive other property that any person in whose name the Preference Shares are or has been registered may thereafter receive upon or in respect of such deposited Preference Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.
Upon receipt by the Depositary of a certificate or certificates for Preference Shares deposited hereunder, together with the other documents specified above, and upon registering such Preference Shares in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Preference Shares so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. Other than in the case of splits, combinations or other reclassifications affecting the Preference Shares, or in the case of dividends or other distributions of Preference Shares, if any, there shall be deposited hereunder not more than the number of shares constituting the Preference Shares as set forth in the Certificate of Designation, as such may be amended. To the extent that the Company issues Preference Shares in excess of the amount set forth in the Certificate of Designation as of the date hereof (which shares have been duly authorized by the Company), the Company shall notify the Depositary of such issuance in writing.
The Depositary shall be permitted to rely on applicable opinions of counsel delivered to the underwriters pursuant to each of Sections 7(d) and 7(e) of the underwriting agreement dated November 21, 2024 among the Company and the underwriters named therein relating to the sale of the Depositary Shares to the public.

The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.
SECTION 2.03    Optional Redemption of Preference Shares for Cash. Whenever the Company shall elect to redeem deposited Preference Shares for cash in accordance with the provisions of the Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 35 nor more than 60 days’ prior written notice of the date fixed for redemption of such Preference Shares (the “redemption date”) and of the number of such Preference Shares held by the Depositary to be redeemed and the applicable redemption price (the “redemption price”), as set forth in the Certificate of Designation. The Depositary shall mail, first-class postage prepaid, or otherwise transmit by an authorized method (including through DTC and in accordance with its procedures), notice of the redemption of Preference Shares and the proposed simultaneous redemption of the Depositary Shares representing the Preference Shares to be redeemed, not less than 30 and not more than 60 days prior to the redemption date, to the holders of record on the record date fixed for such redemption pursuant to Section 4.04 of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; provided, however, that the failure to deliver any such notice to one or more such holders or any defect in any such notice shall not affect the sufficiency of the proceedings for redemption except as to the holder to whom notice was not given or defective.
The Company shall prepare and provide the Depositary with such notice, and each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of deposited Preference Shares and Depositary Shares to be redeemed; (iv) if fewer than all Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (v) the place or places where the Preference Shares and the Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the redemption price; and (vi) that on the redemption date dividends in respect of the Preference Shares represented by the Depositary Shares to be redeemed will cease to accrue.
In the event that notice of redemption has been made as described in the immediately preceding paragraphs and the Company shall then have paid in full to the Depositary the redemption price (determined pursuant to the Certificate of Designation) of the Preference Shares deposited with the Depositary to be redeemed, the Depositary shall redeem the number of Depositary Shares representing such Preference Shares so called for redemption by the Company and on the redemption date (unless the Company shall have failed to pay for the Preference Shares to be redeemed by it as set forth in the Company’s notice provided for in the preceding paragraph), all dividends in respect of the Preference Shares called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a cash redemption price per

Depositary Share equal to 1/1,000th of the redemption price per share paid in respect of the Preference Shares, plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current Dividend Period, if any, to, but excluding, the redemption date, without accumulation of any undeclared dividends. The foregoing shall be further subject to the terms and conditions of the Certificate of Designation. In the event of any conflict between the provisions of the Deposit Agreement and the provisions of the Certificate of Designation, the provisions of the Certificate of Designation will govern and the Company will instruct the Depositary, as applicable, in writing accordingly of such governing terms; provided, however, that under no circumstances will the Certificate of Designation be deemed to change or modify any of the rights, duties or immunities of the Depositary contained herein.
If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.
If less than all of the Preference Shares are redeemed pursuant to the Company’s exercise of its optional redemption right, the Depositary will select the Depositary Shares to be redeemed pursuant to this Section 2.03 on a pro rata basis, by lot or in such other manner as the Depositary may determine to be fair and equitable or as may be required by the principal national stock exchange on which the Depositary Shares are listed.
All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services under this Agreement (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to this Agreement, Computershare may hold or invest the Funds through such accounts in: (i) funds backed by obligations of, or guaranteed by, the United States of America; (ii) debt or commercial paper obligations rated A-1 or P-1 or better by S&P Global Inc. (“S&P”) or Moody's Investors Service, Inc. (“Moody’s”), respectively; (iii) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, as amended; or (iv) short term certificates of deposit, bank repurchase agreements, and bank accounts with commercial banks with Tier 1 capital exceeding $1 billion, or with an investment grade rating by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Company shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare shall have no responsibility or liability for any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

SECTION 2.04    Registration of Transfers of Receipts. The Company hereby appoints the Trust Company as the Registrar and Transfer Agent for the Receipts and the Trust Company hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative properly endorsed or accompanied by a properly executed instrument of transfer or endorsement and appropriate evidence of authority, which shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Trust Company, together with evidence of the payment by the applicable party of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
SECTION 2.05    Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Depositary Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
SECTION 2.06    Surrender of Receipts and Withdrawal of Preference Shares. Any holder of a Receipt or Receipts may withdraw any number of whole shares of deposited Preference Shares represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts to the Depositary Office or at such other office as the Depositary may designate for such withdrawals; provided, that a holder of a Receipt or Receipts may not withdraw such Preference Shares (or money and other property, if any, represented thereby) which has previously been called for redemption. Upon such surrender, upon payment of the fee of the Depositary for the surrender of Receipts to the extent provided in Section 5.07 and payment of all taxes and governmental charges in connection with such surrender and withdrawal of Preference Shares, and subject to the terms and conditions of this Deposit Agreement, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of such Preference Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Preference Shares will not thereafter be entitled to deposit such Preference Shares hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of deposited Preference Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Preference Shares and such money and other property, if any, to be withdrawn, deliver to such holder, or upon such holder’s order (subject to Section 2.04), a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preference Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.
If the deposited Preference Shares and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preference Shares, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such Preference Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.
The Depositary shall deliver the deposited Preference Shares and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Depositary Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.
SECTION 2.07    Limitations on Execution and Delivery, Transfer, Split-up. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge and stock transfer or registration fee with respect thereto (including any such tax or charge with respect to the Preference Shares being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature) including, as noted in Section 2.04 above, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Depositary; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange on which the deposited Preference Shares, the Depositary Shares or the Receipts may be included for quotation or listed.
The deposit of Preference Shares may be refused, the delivery of Receipts against Preference Shares may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of shareholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any other provision of this Deposit Agreement.
SECTION 2.08    Lost Receipts, etc. In case any Receipt shall be mutilated and surrendered to the Depositary or destroyed or lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided, that the holder thereof shall have (i) filed with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a protected purchaser and (b) an open penalty surety bond satisfactory to the Depositary, (ii) satisfied any other reasonable requirements imposed by the Depositary and (iii) complied with such other reasonable regulations and paid such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.
SECTION 2.09    Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized, but not required, to destroy such Receipts so cancelled.
SECTION 2.10    No Pre-Release. The Depositary shall not deliver any deposited Preference Shares evidenced by Receipts prior to the receipt and cancellation of such Receipts or other similar method used with respect to Receipts held by DTC. The Depositary shall not issue any Receipts prior to the receipt by the Depositary of the corresponding Preference Shares evidenced by such Receipts. At no time will any Receipts be outstanding if such Receipts do not represent Preference Shares deposited with the Depositary.
ARTICLE 3.
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY
SECTION 3.01    Filing Proofs, Certificates and Other Information. Any person presenting Preference Shares for deposit or any holder of a Receipt may be required from time to time to file with the Depositary such proof of residence, guarantee of signature or other information and to execute such certificates as the Depositary may reasonably deem necessary or proper or the Company may reasonably require by written request to the Depositary. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preference Shares represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, or such certificates are executed.
SECTION 3.02    Payment of Fees and Expenses. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses and taxes or other governmental charges to the extent provided in Section 3.05 and Section 5.07, or provide evidence satisfactory to the Depositary that such fees and expenses and taxes or other governmental charges have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preference Shares or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Preference Shares or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.
SECTION 3.03    Representations and Warranties as to Preference Shares. In the case of the initial deposit of the Preference Shares hereunder, the Company represents and warrants that such Preference Shares and each certificate therefor are validly issued, fully paid and non-assessable. Such representations and warranties shall survive the deposit of the Preference Shares and the issuance of Receipts.
SECTION 3.04    Representation and Warranty as to Receipts and Depositary Shares. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/1,000th fractional interest in a deposited Preference Share represented by such Depositary Share. Such representation and warranty shall survive the deposit of the Preference Shares and the issuance of Receipts evidencing the Depositary Shares.
SECTION 3.05    Taxes. The Company will pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of Depositary Shares or Preference Shares or other securities issued on account of Depositary Shares or certificates representing such shares or securities. The Company, however, will not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Preference Shares, Depositary Shares or other securities in a name other than that in which the Depositary Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the record holder thereof, and will not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
ARTICLE 4.
THE PREFERENCE SHARES; NOTICES
SECTION 4.01    Cash Distributions. Whenever Computershare shall receive any cash dividend or other cash distribution on the deposited Preference Shares, including any cash received upon redemption of any Preference Shares pursuant to Section 2.03 or in payment of any Additional Amounts (as such term is defined in the Certificate of Designation), Computershare shall, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or Computershare shall be required by law to and shall withhold from any cash dividend or other cash distribution in respect of the Preference Shares represented by the Receipts held by any holder an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. Computershare, however, shall distribute or make available for distribution, as the case may be, only such amount as can be distributed without attributing to any holder of Receipts a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to record holders entitled thereto and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of such Receipts. Each holder of a Receipt shall provide the Depositary with a properly completed Form W-8 (i.e., Form W-8BEN, Form W-8BEN-E, Form W-8EXP, Form W-8IMY, Form W-8ECI or another applicable Form W-8) or Form W-9 (which form shall set forth such holder’s certified taxpayer identification number if requested on such form), as may be applicable. Each holder of a Receipt acknowledges that in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distribution to be made hereunder.
SECTION 4.02    Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the deposited Preference Shares, the Depositary shall, at the direction of the Company, subject to Sections 3.01 and 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or Computershare withhold an amount because of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of the property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02 be distributed or made available for distribution, as the case may be, by Computershare to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of securities to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that the distribution of such securities has been registered under the Securities Act or does not need to be registered.
SECTION 4.03    Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Preference Shares are registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (ii) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so directed by the Company and provided with an opinion of counsel that if the Depositary undertakes such actions it will not be deemed an “issuer” under the Securities Act or an “investment company” under the Investment Company Act of 1940, as amended, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of such rights, preferences or privileges to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that the distribution of such rights, preferences or privileges has been registered under the Securities Act or does not need to be registered.
If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly notify the Depositary of such requirement, that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.
If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees that it will promptly notify the Depositary of such requirement and use its commercially reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.
The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any section of this Deposit Agreement unless and until it has received such notification.
SECTION 4.04    Notice of Dividends; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preference Shares, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Preference Shares are entitled to vote or of which holders of such Preference Shares are entitled to notice or (ii) any election on the part of the Company to redeem any such Preference Shares, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Preference Shares) (the “record date”) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.
SECTION 4.05    Voting Rights. Upon receipt of notice of any meeting at which the holders of deposited Preference Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail (or otherwise transmit by an authorized method) to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preference Shares represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall, insofar as practicable, vote or cause to be voted the amount of Preference Shares represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a deposited Preference Share, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests, which can be mailed or transmitted by an authorized (including electronic) method. Each Preference Share is entitled to one vote and, accordingly, each Depositary Share is entitled to 1/1,000th of a vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preference Shares or cause such Preference Shares to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will refrain from voting any Preference Shares represented by the Depositary Shares evidenced by such Receipt.
SECTION 4.06    Changes Affecting Preference Shares and Reclassifications, Recapitalizations, Etc. Upon any change in liquidation preference, par or stated value, split-up, combination or any other reclassification of the Preference Shares, or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party or sale of all or substantially all of the Company’s assets, the Depositary shall, upon the written instructions of the Company setting forth any of the following adjustments, (i) reflect such adjustments in the Depositary’s books and records in (a) the fraction of an interest in a Preference Share represented by one Depositary Share and (b) the ratio of the redemption price per Depositary Share to the redemption price of a Preference Share, as may be required by or as is consistent with the provisions of the Certificate of Designation to fully reflect the effects of such change in liquidation preference, par or stated value, split-up, combination or other reclassification of Preference Shares, of such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or in respect of the Preference Shares as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or in respect of such Preference Shares. In any such case the Depositary may, upon the receipt of written request of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.
Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in liquidation preference, par or stated value, split-up, combination or other reclassification of the Preference Shares for any such recapitalization, reorganization, merger, amalgamation or consolidation or sale to the extent that holders of Preference Shares had the right, prior to or as of the applicable effective date, to convert, exchange or surrender the Preference Share represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which such Preference Shares might have been exchanged or surrendered immediately prior to the effective date of such transaction.
SECTION 4.07    Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts at the Depositary Office, and at such other places as it may from time to time deem advisable during normal business hours, any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preference Shares and made generally available to the holders of the Preference Shares. In addition, the Depositary shall transmit, upon written request by the Company, certain notices and reports to the holders of Receipts as provided in Section 5.05.
SECTION 4.08    Lists of Receipt Holders. Promptly upon request from time to time by the Company, the Registrar shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Registrar.
SECTION 4.09    Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax or other governmental charge which the Depositary is obligated by law to withhold, the Depositary may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property.
ARTICLE 5.
THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE COMPANY
SECTION 5.01    Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar. The Depositary shall maintain at the Depositary Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preference Shares and at the offices of the Depositary’s Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preference Shares, all in accordance with the provisions of this Deposit Agreement.
The Registrar shall keep books at the Depositary Office for the registration and transfer of Receipts, which books at all reasonable times during normal business hours shall be open for inspection by the record holders of Receipts as provided by applicable law. The Company may cause the Registrar to close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder and the Registrar may close such books because of any requirement of law or any government, governmental body or commission, stock exchange or any applicable self-regulatory body.
If the Receipts or the Depositary Shares evidenced thereby or the Preference Shares represented by such Depositary Shares shall be listed on the New York Stock Exchange or any other stock exchange, the Depositary may, with the written approval of the Company, appoint a registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Company. If the Receipts, such Depositary Shares or such Preference Shares are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preference Shares as may be required by law or applicable stock exchange regulations.
SECTION 5.02    Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company. None of the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent, or the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar or Transfer Agent, by reason of any provision, present or future, of the Certificate of Designation or, in the case of the Company, the Depositary, the Depositary’s Agent, the Transfer Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Transfer Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, the Transfer Agent, any Registrar or the Company incur any liability to any holder of a Receipt (or any beneficial owner thereof) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.
SECTION 5.03    Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company. The Company does not assume any obligation and shall not be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Neither the Depositary nor any Depositary’s Agent nor any Transfer Agent or Registrar assumes any obligation and shall not be subject to any liability under this Deposit Agreement to holders of Receipts, the Company or any other person or entity other than for its bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything to the contrary contained herein, neither the Depositary, nor any Depositary’s Agent nor any Transfer Agent or Registrar shall be liable for any special, indirect, incidental, consequential, punitive or exemplary damages, including but not limited to, lost profits, even if such person or entity alleged to be liable has knowledge of the possibility of such damages. Notwithstanding anything contained herein to the contrary, the Depositary’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Depositary as fees and charges, but not including reimbursable expenses.
None of the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preference Shares, Depositary Shares or Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.
None of the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent or the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information provided by any person presenting Preference Shares for deposit or any holder of a Receipt. The Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

In the event the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary, any Depositary’s Agent, any Registrar or Transfer Agent, as applicable, shall be entitled to act on such claims, requests or instructions received from the Company, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.06 in connection with any action so taken.
The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preference Shares or for the manner or effect of any such vote made, as long as any such action or non-action does not result from bad faith, gross negligence or willful misconduct of the Depositary (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Depositary undertakes, and any Registrar or Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar or Transfer Agent.
The Depositary, its parent, affiliate, or subsidiaries, any Depositary’s Agent, and any Registrar or Transfer Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary’s Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.
It is intended that neither the Depositary nor any Depositary’s Agent shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary’s Agent are acting only in a ministerial capacity as Depositary for the deposited Preference Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.
Neither the Depositary (or its officers, directors, employees, agents or affiliates) nor any Depositary’s Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Preference Shares, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.
The Company agrees that it will register the deposited Preference Shares and the Depositary Shares in accordance with the applicable securities laws.

In the event the Depositary, the Depositary’s Agent or any Registrar or Transfer Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by it pursuant to this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall promptly notify the Company of the details of such alleged ambiguity or uncertainty, and may, in its sole discretion, refrain from taking any action, and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall be fully protected and shall incur no liability to any person from refraining from taking such action, absent bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), unless and until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (ii) the Depositary, the Depositary’s Agent, Transfer Agent or Registrar receives written instructions with respect to such matter signed by the Company that eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar.
Whenever in the performance of its duties under this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided and established by a certificate signed by any one of the Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Accounting Officer or Secretary of the Company and delivered to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar; and such certificate shall be full and complete authorization and protection to the Depositary, the Depositary’s Agent, Transfer Agent or Registrar and the Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such certificate. The Depositary, the Depositary’s Agent, Transfer Agent or Registrar shall not be liable for or by reason of any of the statements of fact or recitals contained in this Deposit Agreement or in the Receipts (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.
The Depositary, the Depositary’s Agent, Transfer Agent or Registrar will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, Preference Shares or Depositary Shares.
Notwithstanding anything herein to the contrary, no amendment to the Certificate of Designation shall affect the rights, duties, obligations or immunities of the Depositary, Transfer Agent, the Depositary’s Agent or Registrar hereunder.

The Depositary, any Depositary’s Agent, Transfer Agent and any Registrar hereunder:
(i)    shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;
(ii)    shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;
(iii)    shall not be obligated to take any legal or other action hereunder; if, however, it determines to take any legal or other action hereunder, and, where the taking of such action might in its judgment subject or expose it to any expense or liability, it shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;
(iv)    may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to it and believed by it to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;
(v)    may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions given in accordance with this Deposit Agreement, with respect to any matter relating to its actions as Depositary, Transfer Agent or Registrar covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Company;
(vi)    may consult counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in accordance with the advice of such counsel;
(vii)    shall not be called upon at any time to advise any person with respect to the Preference Shares, Depositary Shares or Receipts;
(viii)    shall not be liable or responsible for any recital or statement contained in any documents relating hereto or the Preference Shares, Depositary Shares or Receipts; and
(ix)    shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.

The obligations of the Company and the rights of the Depositary, the Depositary’s Agent, Transfer Agent and Registrar set forth in this Section 5.03 shall survive the replacement, removal or resignation of the Depositary, any Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.
SECTION 5.04    Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, or through DTC and in accordance with its procedures, to the holders of Receipts.
In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be (i) a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, together with its affiliates, of at least US$50,000,000 or (ii) an affiliate of a person specified in clause (i). If a successor depositary shall not have been appointed and have accepted appointment in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preference Shares and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts.
Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or any corporation or other entity to which all or a substantial part of the assets of the Depositary may be transferred, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.
The provisions of this Section 5.04 as they apply to the Depositary apply to the Registrar and Transfer Agent, as if specifically enumerated herein.

SECTION 5.05    Notices, Reports and Documents. The Company agrees that it will deliver to the Depositary, and the Depositary, if requested in writing by the Company, will promptly after receipt of such notice, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary’s books, copies of all notices and reports generally made available by the Company to holders of the Preference Shares and not otherwise made publicly available. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.
SECTION 5.06    Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar against, and hold each of them harmless from, any loss, liability, damage, cost or expense (including the costs and expenses of defending itself) which may arise out of (i) acts performed, suffered or omitted to be taken in connection with this Deposit Agreement and the Receipts (a) by the Depositary, any Transfer Agent or Registrar or any of their respective agents (including any Depositary’s Agent), except for any liability arising out of bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or Preference Shares pursuant to the provisions hereof. The obligations of the Company and the rights of the Depositary, Registrar, Transfer Agent and Depositary’s Agent set forth in this Section 5.06 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement. In no event shall the Depositary have any right of set off or counterclaim against the Depositary Shares or the Preference Shares.
SECTION 5.07    Fees, Charges and Expenses. No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any person, except as provided in this Section 5.07. The Company shall pay all transfer and other taxes, assessments and governmental charges arising solely from the existence of the depositary arrangements. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Preference Shares and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preference Shares at the option of the Company and all withdrawals of the Preference Shares by holders of Receipts. All other fees and expenses of the Depositary and any Depositary’s Agent hereunder and of any Registrar or Transfer Agent (including, in each case, reasonable fees and expenses of counsel) incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid by the Company as previously agreed between the Depositary and the Company. The Depositary (and if applicable, the Transfer Agent and Registrar) shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.

SECTION 5.08    Tax Compliance.
(i)    The Depositary, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.
(ii)    The Depositary shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Deposit Agreement rely on any such direction in accordance with the provisions of Section 5.03 hereof.
(iii)    The Depositary shall maintain all appropriate records documenting compliance with such requirements and shall make such records available on request to the Company or to its authorized representatives.
ARTICLE 6.
AMENDMENT AND TERMINATION
SECTION 6.01    Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of holders of Receipts in any respect that the Company and the Depositary may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent that are payable by the Company) that (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preference Shares pursuant to the Certificate of Designation shall be effective unless such amendment has been approved by the record holders of at least the number of Depositary Shares then in issue necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Preference Shares. In no event shall any amendment impair the right, subject to the provisions of Sections 2.06 and 2.07 and Article 3, of any holder of any Receipts evidencing such Depositary Shares to surrender any Receipt with instructions to the Depositary to deliver to the holder the deposited Preference Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. As a condition precedent to the Depositary’s execution of any amendment, the Company shall deliver to the Depositary a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 6.01.

Notwithstanding anything to the contrary contained herein, the Depositary may, but shall not be obligated to, enter into any amendment that adversely affects its own rights, duties, obligations, responsibilities, liabilities and indemnities hereunder.
SECTION 6.02    Termination. This Deposit Agreement may be terminated by the Company upon not less than 30 days’ prior written notice to the Depositary if the holders of Receipts evidencing a majority of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Preference Shares as are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed in accordance with the provisions hereof or (ii) there shall have been made a final distribution in respect of the deposited Preference Shares in connection with any liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.
Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Transfer Agent or Registrar under Sections 5.03, 5.06 and 5.07.
ARTICLE 7.
MISCELLANEOUS
SECTION 7.01    Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile, PDF or other secure electronic means shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.
SECTION 7.02    Exclusive Benefits of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.
SECTION 7.03    Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such provision affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately.
SECTION 7.04    Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, overnight delivery service or by facsimile transmission confirmed by letter, addressed to the Company at:
Aspen Insurance Holdings Limited
141 Front Street
Hamilton HM 19
Bermuda
Attention: David Amaro, General Counsel
Telephone: (441) 295-8201
Facsimile: (441) 295-1829
or at any other address of which the Company shall have notified the Depositary in writing.
Any notices to be given to the Depositary, Transfer Agent or Registrar hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, overnight delivery service, or facsimile transmission confirmed by letter, addressed to the Depositary at:
Computershare Trust Company, N.A.
Computershare Inc.
150 Royall Street
Canton, Massachusetts 02021
Attention: General Counsel
Facsimile: 781-575-4210
Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures or personally delivered or sent by mail, recognized next-day courier service or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary; provided, that any record holder may direct the Depositary to deliver notices to such record holder at an alternate address or in a specific manner that is reasonably requested by such record holder in a written request timely filed with the Depositary and that is reasonably acceptable to the Depositary.
Delivery of a notice sent by mail shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile message) is deposited, postage prepaid, in a post office letter box, or in the case of a next-day courier service, when deposited with such courier, courier fees prepaid. The Depositary or the Company may, however, act upon any facsimile message received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile message shall not subsequently be confirmed by letter as aforesaid.
Notwithstanding anything to the contrary in this Deposit Agreement, if Depositary Shares are held in book-entry form through DTC, any notices to holders of Receipts may be given to such holders in any manner permitted by DTC.

SECTION 7.05    Depositary’s Agents. The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will notify the Company of any such action.
SECTION 7.06    Holders of Receipts Are Parties. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof to the same extent as though such person executed this Deposit Agreement.
SECTION 7.07    Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State, without regard to conflicts of laws principles that would result in the application of the law of any state other than the State of New York.
SECTION 7.08    Inspection of Deposit Agreement and Certificate of Designation. Copies of this Deposit Agreement and the Certificate of Designation shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary Office by any holder of any Receipt.
SECTION 7.09    Headings. The headings of articles and Sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.
SECTION 7.10    Confidentiality. The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or legal process.
SECTION 7.11    Further Assurances. From time-to-time and after the date hereof, the Company agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, Aspen Insurance Holdings Limited and Computershare Inc. and Computershare Trust Company, N.A. have duly executed this Deposit Agreement as of the day and year first set forth above and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

ASPEN INSURANCE HOLDINGS LIMITED

By:	/s/ Mark Pickering
Name: Mark Pickering
Title: Group Chief Financial Officer & Treasurer
[Signature Page to Deposit Agreement]

COMPUTERSHARE TRUST COMPANY, N.A.,
and COMPUTERSHARE INC., as Depositary

By:	/s/ Robert Franz
Name: Robert Franz
Title: Vice President, Manager, Client Management
[Signature Page to Deposit Agreement]

Exhibit A
Form of Face of Receipt; Form of Reverse of Receipt
UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO ASPEN INSURANCE HOLDINGS LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
Certificate Number: [●]
Number of Depositary Shares: [●]
CUSIP NO.: G05384 170
ASPEN INSURANCE HOLDINGS LIMITED
RECEIPT FOR DEPOSITARY SHARES
Each Representing a 1/1,000th Interest in a Share of
7.00% Perpetual Non-Cumulative Preference Shares
(par value US$0.0015144558 per share)
(liquidation preference US$25,000 per share (equivalent to US$25 per Depositary Share))

Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (the “Trust Company” and jointly with Computershare, the “Depositary”), hereby certify that CEDE & CO. is the registered owner of [●] ([●]) depositary shares (US$[●] aggregate liquidation preference) (“Depositary Shares”), each Depositary Share representing a 1/1,000th interest in a share of 7.00% Perpetual NonCumulative Preference Shares, US$0.0015144558 par value per share and liquidation preference of US$25,000 per share (equivalent to US$25.00 per Depositary Share) of Aspen Insurance Holdings Limited, a Bermuda exempted company (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated [●], 2024 (the “Deposit Agreement”), among the Company and the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual, facsimile or electronic signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.
Dated: [●], 2024

Computershare Inc. and Computershare Trust
Company, N.A., as Depositary

By:
Name:
Title:

[FORM OF REVERSE OF RECEIPT]
The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common	UNIF GIFT MIN ACT -
Custodian
		(Cust)	(Minor)
TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors Act
JT TEN - as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.
ASSIGNMENT
For value received, ______________________ hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE, AS APPLICABLE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING POSTAL ZIP CODE OF ASSIGNEE
___________________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint
___________________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated
NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED
NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

EXHIBIT B
CERTIFICATE OF DESIGNATION
OF
7.00% PERPETUAL NON-CUMULATIVE PREFERENCE SHARES
OF
ASPEN INSURANCE HOLDINGS LIMITED
ASPEN INSURANCE HOLDINGS LIMITED, a Bermuda company (the “Company”), HEREBY CERTIFIES that pursuant to resolutions of duly authorized Directors adopted on September 23, 2024, the creation of the 7.00% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25,000 per share (the “Preference Shares”) were authorized and the designations, preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Preference Shares, in addition to those set forth in the Memorandum of Association and Bye-Laws of the Company, were fixed as follows:
Section 1.    Designation; Amount of Shares. The designation of this series of Preference Shares shall be “7.00% Perpetual Non-Cumulative Preference Shares,” and the number of shares constituting this series shall be up to 9,200; provided that, if the Company elects to issue additional Preference Shares after the date of this Certificate of Designation, any such additional shares are not treated as “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the United States Internal Revenue Code of 1986, as amended, and such additional shares are otherwise treated as fungible with the Preference Shares for United States federal income tax purposes. The additional shares would form a single series with the Preference Shares. The Preference Shares shall have a liquidation preference of $25,000 per Preference Share (the “Liquidation Preference”). Each Preference Share shall be identical in all respects to every other Preference Share, except for the issue price, date of issuance and, in some cases, the initial Dividend Payment Date (as defined in Section 4(a)). Any Preference Shares retired by purchase or redemption, or otherwise acquired by the Company, will have the status of authorized but unissued Preference Shares and may be reissued as part of the same class or series or may be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares. Subject to the Bermuda Companies Act 1981, as amended (the “Companies Act”), the Memorandum of Association and any confirmation or consent required by applicable law or the Bye-Laws of the Company, the number of authorized Preference Shares may be reduced (but not below the number of Preference Shares then in issue) by further resolution duly adopted by the Board of Directors. No such reduction shall affect the due authorization of any Preference Shares in issue.

Section 2.    Definitions. As used herein with respect to the Preference Shares:
(a)“5.625% Perpetual Preference Shares” means the 5.625% Perpetual Non-Cumulative Preference Shares, par value US$0.0015144558 per share, of the Company designated as the 5.625% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per share.
(b)“Additional Amounts” has the meaning assigned to such term in Section 5(a).
(c)“Agent Members” has the meaning assigned to such term in Section 14(a).
(d)“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to the Company or the Insurance Group, and which shall initially mean the Group Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate the Company or the Insurance Group.
(e)“Appointing Preference Shares” means any other class or series of preference shares of the Company, including the 5.625% Perpetual Preference Shares, the Fixed-to-Floating Perpetual Preference Shares and the Depositary Preference Shares, ranking equally with the Preference Shares either as to dividend rights or rights upon liquidation, winding-up or dissolution and upon which like Appointing Rights have been conferred and are exercisable.
(f)“Appointing Rights” has the meaning assigned to such term in Section 10(b).
(g)“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Company or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.
(h)“BMA Approval” means the BMA has given, and not withdrawn by the applicable Redemption Date or repurchase date, as the case may be, its prior consent to the redemption or repurchase of such Preference Shares.
(i)“Board of Directors” means the Board of Directors of the Company.
(j)“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.
(k)“Bye-Laws” means the second amended and restated bye-laws of the Company, as they may be amended from time to time.
(l)“Capital Adequacy Regulations” means the solvency margins, capital adequacy regulations or any other regulatory capital rules applicable to the Company from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations).

(m)“Capital Disqualification Change Event” means that the Preference Shares do not qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of the Company or any subsidiary thereof, where capital is subdivided into tiers, as Tier 2 capital securities under then-applicable Capital Adequacy Regulations imposed upon the Company by the BMA, which would include, without limitation, the Enhanced Capital Requirement, except as a result of any applicable limitation on the amount of such capital.
(n)“Capital Disqualification Redemption Event” means that the Preference Shares qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of the Company or any subsidiary thereof, where capital is subdivided into tiers, as neither Tier 1 nor Tier 2 capital securities under then-applicable Capital Adequacy Regulations imposed upon the Company by the BMA, which would include, without limitation, the Enhanced Capital Requirement, except as a result of any applicable limitation on the amount of such capital.
(o)“Certificate of Designation” means this Certificate of Designation relating to the Preference Shares, as it may be amended from time to time.
(p)“Change in Tax Law” means (a) a change in or amendment to laws, regulations or rulings of any Relevant Taxing Jurisdiction, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any Relevant Taxing Jurisdiction is party after November 21, 2024, or (d) a decision rendered by a court of competent jurisdiction in any Relevant Taxing Jurisdiction, whether or not such decision was rendered with respect to the Company, in each case, described in (a)-(d) above occurring after November 21, 2024; provided, however, that in the case of a Relevant Taxing Jurisdiction other than Bermuda in which a Successor Corporation is organized, such Change in Tax Law must occur after the Succession Date.
(q)“Depositary” means, with respect to the Preference Shares, DTC and any successor thereto.
(r)“Depositary Preference Shares” means the 5.625% Perpetual Non-Cumulative Preference Shares, par value US$0.0015144558 per share, of the Company designated as the 5.625% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25,000 per share.
(s)“Dividend Payment Date” has the meaning assigned to such term in Section 4(a).
(t)“Dividend Period” has the meaning assigned to such term in Section 4(a).
(u)“Dividend Record Date” has the meaning assigned to such term in Section 4(a).
(v)“DTC” has the meaning assigned to such term in Section 7(c).
(w)“Enhanced Capital Requirement” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or,

should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements or any other requirement to maintain assets applicable to the Company or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
(x)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
(y)“Fixed-to-Floating Perpetual Preference Shares” means the 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, par value US$0.0015144558 per share, of the Company designated as the 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, with a liquidation preference of $25 per share.
(z)“Global Preference Shares” has the meaning assigned to such term in Section 14(a).
(aa)“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules.
(bb)    “Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
(cc)    “Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
(dd)    “Insurance Act” means the Insurance Act 1978 of Bermuda, as amended from time to time.
(ee)    “Insurance Group” means all subsidiaries of the Company that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.
(ff)    “Issue Date” means November 26, 2024, the original date of issuance of the Preference Shares.
(gg)    “Junior Stock” means any class or series of capital stock of the Company, including the Company’s Ordinary Shares, that ranks junior to the Preference Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company.
(hh)    “Liquidation Distribution” has the meaning assigned to such term in Section 6(a).
(ii)    “Liquidation Preference” has the meaning assigned to such term in Section 1.
(jj)    “Memorandum of Association” means the memorandum of association of the Company, as it may be amended from time to time.
(kk)    “Nonpayment” has the meaning assigned to such term in Section 10(b).

(ll)    “Ordinary Shares” means the Ordinary Shares, par value $0.01 per share, of the Company, or any other class of shares resulting from successive changes or reclassifications of such Ordinary Shares consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, merger, consolidation or similar transaction in which the Company is a constituent corporation.
(mm)    “Parity Stock” means any class or series of capital stock of the Company that ranks equally with the Preference Shares as to payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Company, including, as of the Issue Date, the 5.625% Perpetual Preference Shares, the Fixed-to-Floating Perpetual Preference Shares and the Depositary Preference Shares.
(nn)    “Paying Agent” initially means Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Paying Agent within ten (10) calendar days prior notice to the Paying Agent; provided that the Company shall appoint a successor Paying Agent who shall accept such appointment prior to the effectiveness of such removal.
(oo)    “Preference Share Director” has the meaning assigned to such term in Section 10(b).
(pp)    “Preference Shares” has the meaning assigned to such term in the recitals.
(qq)    “Rating Agency Event” means any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for the Company (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Preference Shares, which amendment, clarification or change results in (1) the shortening of the length of time the Preference Shares are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Preference Shares; or (2) the lowering of the equity credit (including up to a lesser amount) assigned to the Preference Shares by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Preference Shares.
(rr)    “Redemption Date” means, in the case of an optional redemption, the day specified in the Company’s notice of redemption.
(ss)    “Redemption Requirements” has the meaning assigned to such term in Section 7(a)(2).
(tt)    “Register of Members” means the Register of Members of the Company.
(uu)    “Registrar” initially means Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Registrar within ten (10) calendar days prior notice to the Registrar; provided that the Company shall appoint a successor Registrar who shall accept such appointment prior to the effectiveness of such removal.
(vv)    “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys has been so received and is available for payment to holders, and notice to that effect shall have been duly given to the holders of the Preference Shares.

(ww)    “Relevant Taxing Jurisdiction” means (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which the Company or its dividend disbursing agent are making payments on the Preference Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which the Company or a Successor Corporation is organized or generally subject to taxation on a net income basis or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.
(xx)    “Senior Stock” means any class or series of capital stock of the Company that ranks senior to the Preference Shares as to payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of the Company.
(yy)    “set aside for payment” means, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of the funds to be so paid on any class or series of the Company’s shares; provided, that if any funds for any class or series of Junior Stock or any class or series of Parity Stock are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then “set aside for payment” with respect to the Preference Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.
(zz)    “Succession Date” means the date on which the Company consolidates, merges or amalgamates with a Successor Corporation or conveys, transfers or leases substantially all its properties and assets to a Successor Corporation.
(aaa)    “Successor Corporation” has the meaning assigned to such term in the definition of Tax Event.
(bbb)    “Tax Event” means a Change in Tax Law that, in the Company’s reasonable determination, results in a substantial probability that the Company or any entity formed by a consolidation, merger or amalgamation involving the Company or the entity to which the Company conveys, transfers or leases substantially all its properties and assets (a “Successor Corporation”) would be required to pay any Additional Amounts with respect to the Preference Shares, which obligation cannot be avoided by the Company through reasonable measures.
(ccc)    “Transfer Agent” initially means Computershare Trust Company, N.A. The Company may, in its sole discretion, remove the Transfer Agent within ten (10) calendar days prior notice to the Transfer Agent; provided that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.
Section 3.    Ranking. The Preference Shares shall, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Company, rank (a) senior to all Junior Stock, including, without limitation, the Ordinary Shares, (b) on parity with all Parity Stock, including, without limitation, the 5.625% Perpetual Preference Shares, the Fixed-to-Floating Perpetual Preference Shares and the Depositary Preference Shares, (c) junior to any Senior Stock and (d) junior to all of the Company’s existing and future debt obligations. The Preference Shares shall also be structurally or contractually subordinated in right of payment to all obligations of the Company’s subsidiaries, including all existing and future policyholders’ obligations of such subsidiaries.
Section 4.    Dividends.
(a)Rate and Payment of Dividends.
The holders of Preference Shares shall be entitled to receive, only when, as and if declared by the Board of Directors, subject to compliance with Bermuda law, noncumulative cash dividends from, and including, the Issue Date, quarterly in arrears, on January 1, April 1, July 1 and October 1 of each year (each, a “Dividend Payment Date”), commencing on April 1, 2025, without accumulation of any undeclared dividends.
To the extent declared, dividends shall accumulate, with respect to each Dividend Period, in an amount per share equal to 7.00% of the Liquidation Preference per Preference Share per annum. Dividends payable on the Preference Shares shall be computed on the basis of a 360-day year consisting of twelve 30-day months with respect to a full Dividend Period, and on the basis of the actual number of days elapsed during such Dividend Period with respect to a Dividend Period other than a full Dividend Period.
Dividends that are payable on Preference Shares on any Dividend Payment Date shall be payable to holders of record of Preference Shares as they appear on the Register of Members at 5:00 p.m. (New York City time) on the immediately preceding December 15, March 15, June 15 and September 15 (each, a “Dividend Record Date”). The Dividend Record Dates shall apply regardless of whether a particular Dividend Record Date is a Business Day.
A dividend period (each, a “Dividend Period”) is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Issue Date and shall end on, and exclude, the April 1, 2025 Dividend Payment Date. If any Dividend Payment Date falls on a day other than a Business Day, then such date shall nevertheless be a Dividend Payment Date but any dividend declared and otherwise payable on that Dividend Payment Date shall instead be paid on the next Business Day without any adjustment to the amount of dividends paid.
If a Redemption Date falls on a day that is not a Business Day, the payment of dividends and redemption price shall be made on the first Business Day following such Redemption Date, without accrual to the actual payment date.
Dividends on the Preference Shares are non-cumulative. Consequently, if the Board of Directors does not authorize and declare a dividend for any Dividend Period, holders of the Preference Shares will not be entitled to receive a dividend for such Dividend Period, and such undeclared dividend will not accumulate and will not be payable. The Company will have no obligation to pay dividends for a Dividend Period after the Dividend Payment Date for such Dividend Period if the Board of Directors has not declared such dividend before the related Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to the Preference Shares.

Holders of Preference Shares shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends, if any, declared and payable on the Preference Shares as specified in this Section 4.
The Company shall not declare or pay a dividend on the Preference Shares if (1) the Company has reasonable grounds for believing that the Company is, or would after the payment be, unable to pay its liabilities as they become due, (2) the realizable value of the Company’s assets would thereby be less than the Company’s liabilities or (3) the Company is or, after giving effect to such payment would be, in breach of the Insurance Act, the Group Supervision Rules, the Group Solvency Standards, including the Enhanced Capital Requirement, or under such other Applicable Supervisory Regulations.
(b)Priority of Dividends. So long as any Preference Shares remain in issue for any Dividend Period, unless the full dividends for the latest completed Dividend Period on all issued Preference Shares and the latest completed dividend period on all issued Parity Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:
(1)no dividend shall be paid or declared on the Ordinary Shares or any other shares of Junior Stock or Parity Stock (except in the case of the Parity Stock on a pro rata basis with the Preference Shares as provided for in this Section 4(b)), other than a dividend payable solely in Ordinary Shares, other Junior Stock or Parity Stock, as applicable, and
(2)no Ordinary Shares, other Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than (a) as a result of a reclassification of Junior Stock for or into other Junior Stock, or a reclassification of Parity Stock for or into other Parity Stock, as applicable, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, or the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock, as applicable, (b) through the use of the proceeds of a substantially contemporaneous sale of Junior Stock or Parity Stock, as applicable, (c) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants of (d) in the case of Parity Stock, in accordance with the provisions of Section 7(a)(6)).
When dividends are not paid or duly provided for in full on any Dividend Payment Date upon the Preference Shares and any shares of Parity Stock, all dividends declared upon the Preference Shares and all such Parity Stock and payable on such Dividend Payment Date shall be declared on a pro rata basis so that the respective amounts of such dividends shall bear the same ratio to each other as the full amount of dividends payable on the issued Preference Shares for such Dividend Period and the accumulated and unpaid dividends, or the full amount of dividends payable for such Dividend Period in the case of non-cumulative preferred stock, on all such Parity Stock bear to each other. In the case of any Parity Stock having dividend payment dates different from the Dividend Payment Dates pertaining to the Preference Shares, the measurement date for such Parity Stock shall be the Dividend Payment Date falling within the related Dividend Period for the Preference Shares.
Section 5.    Payment of Additional Amounts.
(a)The Company shall make all payments on the Preference Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Taxing Jurisdiction, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any Relevant Taxing Jurisdiction). If withholding or deduction at source is required, the Company shall, subject to certain limitations and exceptions described below, pay to the holders or beneficial owners of the Preference Shares such additional amounts (the “Additional Amounts”) as may be necessary so that every net payment made to such holders or beneficial owners, after the withholding or deduction, shall not be less than the amount provided for in this Certificate of Designation to be then due and payable.
(b)The Company shall not be required to pay any Additional Amounts for or on account of:
(1)any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder or beneficial owner (i) was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Relevant Taxing Jurisdiction or otherwise had some connection with the Relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Preference Shares or (ii) presented, where presentation is required, such Preference Shares for payment more than 30 days after the Relevant Date, except to the extent that the holder or beneficial owner would have been entitled to such Additional Amounts if it had presented such Preference Shares for payment on any day within that 30-day period;
(2)any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;
(3)any tax, fee, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment on the Preference Shares;
(4)any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or beneficial owner of such Preference Shares to comply with any reasonable request by the Company addressed to the holder within ninety (90) days of such request (i) to provide information concerning the nationality, citizenship, residence or identity of the holder or beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;
(5)any taxes, duties, assessments or governmental charges required to be withheld or deducted under Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (or any United States Treasury Regulations or other administrative guidance thereunder); or
(6)any combination of items (1), (2), (3), (4) and (5) of this Section 5(b).
(c)The Company shall not pay Additional Amounts with respect to any payment on any such Preference Shares to any holder or beneficial owner who is a fiduciary, partnership, limited liability company or other pass-through entity or a person other than the sole beneficial owner of such Preference Shares if such payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, settlor, member or beneficial owner would not have been entitled to such Additional Amounts had it been the holder or beneficial owner of the Preference Shares.
(d)If a payment on the Preference Shares is subject to withholding or deduction for, or on account of, any taxes or other governmental charges imposed or levied by or on behalf of any Relevant Taxing Jurisdiction, the Company shall pay the taxes or other governmental charges to the Relevant Taxing Jurisdiction in accordance with applicable law and furnish to the dividend disbursing agent certified copies of tax receipts (or other evidence of payment reasonably satisfactory to the dividend disbursing agent) evidencing payment of the taxes or other governmental charges. Copies of such documentation will be made available by the dividend disbursing agent to holders of the Preference Shares upon written request.
(e)The requirement to pay Additional Amounts shall apply to any Successor Corporation.
Section 6.    Liquidation Rights.
(a)Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Preference Shares shall be entitled to receive out of the Company’s assets legally available for distribution to shareholders, after satisfaction of indebtedness and other liabilities of the Company (including policyholder obligations of its subsidiaries), if any, the Liquidation Preference, plus declared and unpaid dividends thereon, if any, to, but excluding, the date fixed for distribution, without accumulation of any undeclared dividends (the “Liquidation Distribution”), before any distribution of assets is made to holders of Ordinary Shares, or any of the Company’s other Junior Stock.
After the payment to the holders of the Preference Shares of the Liquidation Distribution to which such holders are entitled as provided in this Section 6, the holders of the Preference Shares shall have no right or claim to any of the remaining assets of the Company.
(b)Partial Payment. In the event the Company’s assets are not sufficient to pay the Liquidation Preference in full to all holders of the Preference Shares and the liquidation preference of any Parity Stock to all holders of such Parity Stock, the amounts paid to the holders of Preference Shares and to the holders of any Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders.
(c)Residual Distributions. In the event the Liquidation Preference has been paid in full to all holders of the Preference Shares and any holders of any Parity Stock, the holders of the Company’s other capital stock shall be entitled to receive all of the Company’s remaining assets according to their respective rights and preferences.
(d)Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 6, neither a consolidation, amalgamation, merger, arrangement or reconstruction involving the Company or the sale or transfer of all or substantially all of the shares of capital stock or the property or business of the Company shall be deemed to constitute a liquidation, dissolution or winding-up of the Company.
Section 7.    Redemption.
(a)Optional Redemption.
(1)The Company may not redeem Preference Shares prior to November 30, 2029, except as provided in Sections 7(a)(2), 7(a)(3), 7(a)(4) and 7(a)(5). Any redemption of the Preference Shares occurring prior to November 30, 2029 as provided for in Sections 7(a)(2), 7(a)(3), 7(a)(4) and 7(a)(5) shall be subject to BMA Approval (provided that, if under the Applicable Supervisory Regulations, BMA Approval is not required at the time in order for the Preference Shares to qualify or continue to qualify as Tier 2 capital securities under then-applicable Capital Adequacy Regulations imposed upon the Company by the BMA, such BMA Approval shall not be required). On November 30, 2029 and at any time thereafter, the Preference Shares shall be redeemable at the Company’s option, subject to compliance with Bermuda law, in whole or from time to time in part, upon notice given as provided in Section 7(c), at a cash redemption price equal to $25,000 per Preference Share, plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the Redemption Date, without accumulation of any undeclared dividends; provided that no such redemption may occur unless one of the Redemption Requirements is satisfied.
(2)At any time prior to November 30, 2029, if (i) the Company submits to the holders of its Ordinary Shares a proposal for an amalgamation or merger, or (ii) if the Company submits any proposal for any other matter that requires, as a result of any change in Bermuda law after November 21, 2024, for its validation or effectuation an affirmative vote of the holders of the Preference Shares at the time in issue, whether voting as a separate series or together with any other series or class of preference shares as a single class, the Company shall have the option, subject to compliance with Bermuda law, upon notice given as provided in Section 7(c), to redeem all of the issued Preference Shares at a cash redemption price of $26,000 per Preference Share, plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the Redemption Date, without accumulation of any undeclared dividends; provided that no such redemption shall occur unless (1) the Company has sufficient funds in order to meet the Enhanced Capital Requirement after giving effect to such redemption or (2) the Company replaces the capital represented by the Preference Shares to be redeemed with capital having equal or better capital treatment as the Preference Shares under the Enhanced Capital Requirement (the conditions described in clauses (1) and (2), the “Redemption Requirements”).
(3)At any time prior to November 30, 2029, the Preference Shares shall be redeemable at the Company’s option, subject to compliance with Bermuda law, in whole or from time to time in part, upon notice given as provided in Section 7(c), at a cash redemption price equal to $25,000 per Preference Share, plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the Redemption Date, without accumulation of any undeclared dividends, at any time within 90 days of the date on which the Company has reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the Issue Date; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the Issue Date; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Issue Date, a Capital Disqualification Redemption Event has occurred; provided that any such redemption in part may only be made if (x) the Company has reasonably determined that the portion of the Preference Shares to be redeemed are the subject of the Capital Disqualification Redemption Event and (y) after giving effect to such redemption, the Company has reasonably determined that a Capital Disqualification Redemption Event will not exist with respect to the then-issued Preference Shares and such redemption will not result in the suspension or removal of the Preference Shares from listing on the New York Stock Exchange; provided further that no such redemption may occur unless one of the Redemption Requirements is satisfied.
(4)At any time prior to November 30, 2029, the Preference Shares shall be redeemable at the Company’s option, subject to compliance with Bermuda law, in whole or from time to time in part, upon notice given as provided in Section 7(c), at a cash redemption price equal to $25,000 per Preference Share, plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the Redemption Date, without accumulation of any undeclared dividends, at any time following the occurrence of a Tax Event; provided that no such redemption may occur unless one of the Redemption Requirements is satisfied.
(5)At any time prior to November 30, 2029, the Preference Shares shall be redeemable at the Company’s option, subject to compliance with Bermuda law, in whole, upon notice given as provided in Section 7(c), at a cash redemption price of $25,500 per Preference Share, plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, to, but excluding, the Redemption Date, without accumulation of any undeclared dividends, within 90 days after the occurrence of a Rating Agency Event; provided that no such redemption may occur unless one of the Redemption Requirements is satisfied.
(6)Unless dividends on all issued Preference Shares and all Parity Stock shall have been declared and paid (or declared and a sum sufficient for the payment thereof set apart for payment) for the latest completed Dividend Period on all issued Preference Shares and the latest completed dividend period on all issued Parity Stock, no Preference Shares or any Parity Stock shall be redeemed, purchased or otherwise acquired by the Company unless all issued Preference Shares and any Parity Stock are redeemed (or purchased or otherwise acquired); provided, that the Company may acquire fewer than all of the issued Preference Shares or Parity Stock pursuant to a written purchase or exchange offer made to all holders of issued Preference Shares and Parity Stock upon such terms as the Board of Directors in its sole discretion, after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment among the respective classes or series.
(b)No Mandatory Redemption; No Sinking Fund. The Preference Shares shall not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Preference Shares shall have no right to require redemption or repurchase of any Preference Shares. Any repurchase of the Preference Shares by the Company or its subsidiaries occurring prior to November 30, 2029 shall be subject to BMA Approval (provided that, if under the Applicable Supervisory Regulations, BMA Approval is not required at the time in order for the Preference Shares to qualify or continue to qualify as Tier 2 capital securities under then-applicable Capital Adequacy Regulations imposed upon the Company by the BMA, such BMA Approval shall not be required). Furthermore, the Company and its subsidiaries may only repurchase the Preference Shares at any time if (1) the Company has sufficient funds in order to meet the Enhanced Capital Requirement after giving effect to such repurchase or (2) the Company replaces the capital represented by the Preference Shares to be repurchased with capital having equal or better capital treatment as the Preference Shares under the Enhanced Capital Requirement.
(c)Notice of Redemption. Notice of each redemption of Preference Shares shall be given by first class mail, to the holders of record of the Preference Shares to be redeemed, not less than 30 nor more than 60 days prior to the Redemption Date. Notwithstanding the foregoing, if the Preference Shares or any depositary shares representing interests in the Preference Shares are held in book-entry form through The Depository Trust Company (“DTC”), notice of redemption may be given to the holders of Preference Shares in any manner permitted by DTC. Each such notice given to a holder shall state: (1) the Redemption Date; (2) the number of Preference Shares to be redeemed and, if less than all of the Preference Shares held by such holder are to be redeemed, the number of such Preference Shares to be redeemed from such holder; (3) the redemption price or the methodology for determining the redemption price; and (4) the place or places where certificates for such Preference Shares are to be surrendered for payment of the redemption price.
(d)Partial Redemption. In case of any redemption of only part of the Preference Shares at the time in issue, the Preference Shares to be redeemed shall be selected either pro rata or by lot.
(e)Effectiveness of Redemption. If a notice of redemption has been duly given and if all funds necessary for the redemption have been set aside for payment by the Company for the benefit of the holders of any Preference Shares called for redemption, then, from and after the Redemption Date, dividends shall cease to accumulate on all Preference Shares so called for redemption, all Preference Shares so called for redemption shall no longer be deemed in issue and all rights of holders of such Preference Shares shall forthwith on such Redemption Date cease and terminate, except the right of the holders thereof to transfer the Preference Shares prior to the Redemption Date and the right to receive the redemption price pursuant to Section 7(a).
(f)Payment of Redemption Price. On or prior to the Redemption Date, the Company shall deposit with the Paying Agent an amount in immediately available funds sufficient to pay the aggregate redemption price plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any; provided that if such payment is deposited on the Redemption Date, it must be received by the Paying Agent by 10:00 a.m. (New York City time) on the Redemption Date. An amount equal to the redemption price plus an amount equal to the portion of the quarterly dividend declared and attributable to the then-current dividend period, if any, shall be paid to the holders promptly following the later of (i) the Redemption Date and (ii) the time of book-entry transfer or surrender of the certificate(s) evidencing such Preference Shares to the Paying Agent, as applicable. Any declared but unpaid dividends payable on a Redemption Date that occurs subsequent to the Dividend Record Date for such Dividend Period shall not be paid to the holder entitled to receive the redemption price on the Redemption Date, but rather shall be paid to the holder of record of the redeemed Preference Shares on such Dividend Record Date relating to the Dividend Payment Date.
Section 8.    Maturity. The Preference Shares have no stated maturity. The Preference Shares shall remain in issue perpetually, unless and until the Company elects to redeem the Preference Shares.
Section 9.    Variation or Exchange.
(a)At any time following a Tax Event or at any time following a Capital Disqualification Change Event, the Company may, without the consent of any holders of the Preference Shares, vary the terms of the Preference Shares or exchange the Preference Shares for new securities, which (i) in the case of a Tax Event, would eliminate the substantial probability that the Company or any Successor Corporation would be required to pay any Additional Amounts with respect to the Preference Shares as a result of a Change in Tax Law or (ii) in the case of Capital Disqualification Change Event, would cause the Preference Shares to become securities that qualify as at least Tier 2 capital (where capital is subdivided into tiers) or its equivalent under then-applicable Capital Adequacy Regulations imposed upon the Company by the BMA, including the Enhanced Capital Requirement, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or levels of the Company or any subsidiary thereof. In either case, the terms of the varied securities or new securities considered in the aggregate shall not be less favorable, including from a financial perspective, to holders and beneficial owners of the Preference Shares (including holders and beneficial owners of depositary shares representing interests in the Preference Shares, if any) than the terms of the Preference Shares prior to being varied or exchanged (as reasonably determined by the Company); provided that no such variation of terms or securities received in exchange shall change the specified denominations, or any payment of dividend on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by the Company) or currency of, the Preference Shares, reduce the Liquidation Preference thereof or the dividend payable thereon, lower the ranking of the securities, reduce the voting threshold for the issuance of Senior Stock or change the foregoing list of items that may not be so amended as part of such variation or exchange. No such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under this Certificate of Designation), but unpaid with respect to such holder’s securities.
(b)Prior to any variation or exchange, the Company shall be required to (i) receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners of the Preference Shares (including holders and beneficial owners of depositary shares representing interests in the Preference Shares, if any, and including, in each case, as holders and beneficial owners of the varied or exchanged securities) shall not recognize income, gain or loss for United States federal income tax purposes as a result of such variation or exchange and shall be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred, and (ii) deliver a certificate signed by two executive officers of the Company to the Transfer Agent for the Preference Shares confirming that (x) a Capital Disqualification Change Event or a Tax Event has occurred and is continuing (as reasonably determined by the Company) and (y) the terms of the varied or new securities, considered in the aggregate, are not less favorable, including from a financial perspective, to holders and beneficial owners of the Preference Shares (including holders and beneficial owners of depositary shares representing interests in the Preference Shares, if any) than the terms of the Preference Shares prior to being varied or exchanged (as reasonably determined by the Company).
(c)Any variation or exchange of the Preference Shares described above shall be made after notice is given to the holders of the Preference Shares not less than 30 nor more than 60 days prior to the date fixed for variation or exchange, as applicable.
Section 10.    Voting Rights.
(a)General. Except as provided in this Section 10 or otherwise required by Bermuda law from time to time, the holders of the Preference Shares shall not have any voting rights.
(b)Right to Elect Two Directors upon Nonpayment Events.
(1)Whenever dividends payable on any Preference Shares shall have not been declared and paid for the equivalent of any six (6) Dividend Periods, whether or not consecutive (a “Nonpayment”), the holders of the Preference Shares, acting together as a single class with holders of any and all other series of Appointing Preference Shares then issued, shall be entitled to the appointment (the “Appointing Rights”) of a total of two additional members to the Board of Directors (each, a “Preference Share Director”), provided that the appointment of any such directors shall not cause the Company to violate the corporate governance requirements of the New York Stock Exchange as applied to U.S. issuers (or any other securities exchange or automated quotation system on which the Company’s securities may be then listed or quoted) that listed companies must have a majority of independent directors. In the case of a Nonpayment, the number of directors on the Board of Directors shall automatically increase by two

(to the extent such increase does not exceed the maximum number of directors permitted under the Company’s Bye-Laws), and the new directors shall be selected by at least a majority of the aggregate liquidation preference of the Preference Shares and any other Appointing Preference Shares at a special general meeting called at the request of the record holders of at least 20% of the aggregate liquidation preference of the Preference Shares or of any other series of Appointing Preference Shares then in issue. In respect of such special general meeting, the necessary quorum shall be the presence of one or more persons representing, in person or by proxy, not less than 50% of the Preference Shares (including any other series of Appointing Preference Shares then in issue) entitled to vote thereat. The Board of Directors shall duly appoint the Preference Share Directors selected by the holders of the Preference Shares and any other Appointing Preference Shares then issued, and shall, subject to the Company’s Bye-Laws, determine which classes of directors the Preference Share Directors shall be a part of and shall allocate such Preference Share Directors to the classes having the longest term of office remaining at the time of such appointment. Each Preference Share Director shall be entitled to one vote per director on any matter.
(2)The Appointing Rights shall continue until dividends on the Preference Shares and any such other series of Appointing Preference Shares following the Nonpayment shall have been fully declared and paid for at least four (4) consecutive Dividend Periods. When the term of a class of directors of which any Preference Share Director is a part of is expiring, the Board of Directors shall set the size of such class of directors to be elected by the holders of Ordinary Shares at a level to include such Preference Share Director duly appointed by the Board of Directors upon the exercise of the Appointing Rights. The Company shall use its best efforts to increase the number of directors constituting the Board of Directors to the extent necessary to effect these Appointing Rights.
(3)So long as a Nonpayment shall continue, any vacancy in the office of a Preference Share Director (other than prior to the initial appointment after a Nonpayment) may be filled by the Board of Directors pursuant to an exercise of the Appointing Rights by the holders of Preference Shares and any other Appointing Preference Shares then in issue.
(4)If and when dividends for four (4) consecutive Dividend Periods following a Nonpayment have been paid in full, the holders of the Preference Shares shall be divested of the Appointing Rights (subject to revesting in the event of each subsequent Nonpayment, as provided for in Section 10(b)(1)) and, if such Appointing Rights for all other holders of Appointing Preference Shares have terminated, the office of each Preference Share Director so appointed shall, notwithstanding the class of directors such Preference Share Director shall be a part of, automatically be vacated and the number of directors on the Board of Directors shall automatically decrease by two (2). In determining whether dividends have been fully paid for four (4) consecutive Dividend Periods following a Nonpayment, the Company may take into account any dividend the Company elects to pay for a Dividend Period after the regular Dividend Payment Date for that period has passed.
(c)Voting on Variations of Rights and Senior Stock.
(1)Notwithstanding the Company’s Bye-Laws, the affirmative vote or consent of the holders of at least 66 2/3% of the aggregate Liquidation Preference of the issued Preference Shares and any series of Appointing Preference Shares, voting together as a single class, shall be required for the authorization or issuance of any class or series of Senior Stock (or any security convertible into or exchangeable for Senior Stock) ranking senior to the Preference Shares as to dividend rights or rights upon the Company’s liquidation.
(2)The affirmative vote or consent of the holders of at least 66 2/3% of the aggregate Liquidation Preference of the Company’s issued Preference Shares shall be required for amendments to the Company’s Memorandum of Association or Bye-Laws that would materially adversely affect the rights of holders of the Preference Shares. The authorization of, the increase in the authorized amount of, or the issuance of any shares of any class or series of Parity Stock or Junior Stock shall not require the consent of any holder of the Preference Shares, and shall not be deemed to materially adversely affect the rights of the holders of the Preference Shares.
(3)If all preference shares of the Company are not equally affected by any such proposed amendment and if the Preference Shares would have diminished status compared to the Company’s other preference shares as a result, then the approval of holders of at least 66 2/3% of the issued Preference Shares, voting together as a single class, shall be required.
(d)The foregoing voting provisions of this Section 10 will not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all issued Preference Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside for payment by the Company for the benefit of the holders of Preference Shares to effect such redemption as set forth in Section 7.
Section 11.    Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent for the Preference Shares may deem and treat the record holder of any share of Preference Shares as the true and lawful owner thereof for all purposes, and neither the Company nor such Transfer Agent shall be affected by any notice to the contrary.

Section 12.    Amendments or Modifications; Waiver.
(a)To the extent permitted by applicable law, the Board of Directors may modify the terms of this Certificate of Designation without the consent of any holder of Preference Shares for any of the following purposes:
(1)to evidence the succession of another person to the Company’s obligations;
(2)to add to the covenants for the benefit of the holders of the Preference Shares or to surrender any of the Company’s rights or powers under the Preference Shares;
(3)to cure any ambiguity to correct or supplement any provisions that may be inconsistent, provided that such action shall not adversely affect the interest of the holders of the Preference Shares in any material respect; or
(4)to make any other provision with respect to such matters or questions arising under this Certificate of Designation which the Company may deem desirable and which shall not adversely affect the interests of the holders of the Preference Shares in any material respect.
(b)Except as provided below in Section 12(c), this Certificate of Designation may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Certificate of Designation or the Preference Shares may be waived, in each case with the affirmative vote or written consent of the holders of at least a majority of the aggregate Liquidation Preference of the Preference Shares then issued, including any modification occurring in connection with any merger or consolidation of the Company or otherwise.
(c)The Board of Directors may, subject to the prior written consent or the affirmative vote of the holders of at least a majority of the aggregate Liquidation Preference of the Preference Shares in issue at the time, amend the terms of this Certificate of Designation or the rights, powers, preferences and privileges of the holders of the Preference Shares; provided, that no such amendment shall, without the consent of the holder of each issued Preference Share affected by the amendment:
(1)change any Dividend Payment Date;
(2)reduce the rate of dividends payable on the Preference Shares when, as and if declared by the Board of Directors;
(3)reduce the redemption price or alter the November 30, 2029 optional redemption date set forth in Section 7(a)(1);
(4)change the place or currency of payment;

(5)impair the right to institute suit for the enforcement of the Preference Shares; or
(6)change the percentage of aggregate Liquidation Preference of the Preference Shares whose holders must approve any amendment.
Section 13.    Merger, Amalgamation, Consolidation and Sale of Assets. The Company covenants that it will not merge or amalgamate with or into, consolidate with or convert into any other person or entity or sell, assign, transfer, lease or convey all or substantially all of the Company’s properties and assets into any person or entity, unless:
(a)either the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States, a state thereof, the District of Columbia, Bermuda or any country which is, on the date hereof, a member of the Organisation for Economic Cooperation and Development and the Preference Shares shall be exchanged for or converted into and shall become Preference Shares of the successor corporation with substantially the same rights, powers, preferences and privileges; and
(b)the Company or the successor corporation is not, immediately after such merger, amalgamation, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of any obligation under the Preference Shares.
Section 14.    Form.
(a)The Preference Shares shall be issued initially in the form of one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (“Global Preference Shares”), each as set forth on the form of Preference Shares certificate attached hereto as Exhibit A which is hereby incorporated in and expressly made a part of this Certificate of Designation. The Global Preference Shares certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Preference Shares shall be deposited on behalf of the holders of the Preference Shares represented thereby with the Registrar, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and countersigned by the Registrar as hereinafter provided. The aggregate number of Preference Shares represented by Global Preference Shares may from time to time be increased or decreased by adjustments made on the records of the Registrar and DTC or its nominee as hereinafter provided.
In the event Global Preference Shares are deposited with or on behalf of DTC, the Company shall execute, and the Registrar shall countersign and deliver, initially one or more Global Preference Shares certificates that (a) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (b) shall be delivered by the Registrar to DTC or pursuant to DTC’s instructions or held by the Registrar as custodian for DTC. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Certificate of Designation with respect to any Global Preference Shares held on their behalf by DTC or by the Registrar as the custodian of DTC or under such Global Preference Shares, and DTC may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preference Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preference Shares.
(b)Owners of beneficial interests in Global Preference Shares shall not be entitled to receive physical delivery of certificated Preference Shares, unless:
(1)DTC is unwilling or unable to continue as Depositary for the Global Preference Shares and the Company does not appoint a qualified replacement for DTC within 90 calendar days;
(2)DTC ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for DTC within 90 calendar days; or
(3)the Company decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary).
In any such case, the Global Preference Shares shall be exchanged in whole for certificated Preference Shares in registered form, with the same terms and of an equal aggregate liquidation preference (unless the Company determines otherwise in accordance with applicable law). Certificated Preference Shares shall be registered in the name or names of the Person or Person specified by DTC in a written instrument to the Registrar.
(c)An Officer shall sign the Preference Shares certificate for the Company by manual or facsimile signature. If the Officer whose signature is on a Preference Shares certificate no longer holds that office at the time the Registrar countersigns the Preference Shares certificate, the Preference Shares certificate shall be valid nevertheless.
A Preference Shares certificate shall not be valid until an authorized signatory of the Registrar signs the Preference Shares certificate by manual or facsimile signature. The signature shall be conclusive evidence that the Preference Shares certificate has been countersigned under this Certificate of Designation.
Section 15.    Notices. All notices or communications in respect of Preference Shares shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designation, the Memorandum of Association, the Bye-Laws or by applicable law.

Section 16.    No Preemptive Rights. Holders of the Preference Shares shall not have any rights of preemption or subscription whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 17.    Limitations on Transfer and Ownership. The holders of Preference Shares shall be subject to the limitations on transfer and ownership contained in the Bye-laws.
Section 18.    Conversion. The Preference Shares shall not be convertible into or exchangeable for any other securities or property of the Company.
Section 19.    Other Rights. The Preference Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions other than as set forth in this Certificate of Designation, the Memorandum of Association, the Bye-laws or applicable law.
Section 20.    Calculation in Respect of Preference Shares. The Company shall be responsible for making all calculations called for in respect of the Preference Shares, including, but not limited to, the determination of the dividends payable on the Preference Shares. The Company or its agents shall make all of these calculations in good faith and, absent manifest error, such calculations shall be final and binding on holders of the Preference Shares. The Company or its agents shall deliver to the Paying Agent a schedule of its calculations and the Paying Agent shall be entitled to rely upon the accuracy of such calculations without independent verification. The Paying Agent shall forward such calculations to any holder of the Preference Shares upon the request of such holder.
Section 21.    Severability. In the event any provision of this Certificate of Designation shall be invalid, unenforceable or illegal, then, to the fullest extent permitted by applicable law, the validity, enforceability and legality of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company has executed this certificate this 26th day of November, 2024.

ASPEN INSURANCE HOLDINGS LIMITED

		By:	/s/ Mark Pickering
Name: Mark Pickering
Title: Group Chief Financial Officer & Treasurer

Attest:	/s/ David Amaro
Name: David Amaro
Title: Group General Counsel &
Company Secretary
[Signature Page to Certificate of Designation]

EXHIBIT A
Form of Preference Shares Certificate
7.00% PERPETUAL NON-CUMULATIVE PREFERENCE SHARES
FACE OF SECURITY
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATION REFERRED TO BELOW.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number ___	Number of Preference Shares:_________
CUSIP NO.: G05384 402
ISIN NO.: BMG053844020
7.00% Perpetual Non-Cumulative Preference Shares
(liquidation preference U.S.$25,000 per Preference Share)
of
ASPEN INSURANCE HOLDINGS LIMITED
ASPEN INSURANCE HOLDINGS LIMITED, a Bermuda company (the “Company”), hereby certifies that Cede & Co. or its registered assigns (the “Holder”) is the registered owner of [●], or such number as is indicated in the records of the Registrar and the Depositary, fully paid and non-assessable preference shares of the Company designated the 7.00% Perpetual Non-Cumulative Preference Shares, with a liquidation preference of U.S. $25,000 per share (the “Preference Shares”). The Preference Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preference Shares represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designation dated November 26, 2024, as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company will provide a copy of the Certificate of Designation to a holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Preference Shares set forth on the reverse hereof, and to the Certificate of Designation, which select provisions and the Certificate of Designation shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these Preference Shares shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has executed this certificate this [●][th] day of [●], 2024.

ASPEN INSURANCE HOLDINGS LIMITED

By:
Name:
Title:

REGISTRAR’S COUNTERSIGNATURE
These are Preference Shares referred to in the within-mentioned Certificate of Designation.

Dated: [●], 2024

COMPUTERSHARE TRUST COMPANY, N.A., as Registrar

By:
Authorized Signatory

REVERSE OF SECURITY
Dividends on each Preference Share shall be payable at the rate provided in the Certificate of Designation.
The Preference Shares shall be redeemable at the Company’s option in the manner and accordance with the terms set forth in the Certificate of Designation.
The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the Preference Shares evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
and irrevocably appoints:

agent to transfer the Preference Shares evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:____________________________________________
Signature:________________________________________
(Sign exactly as your name appears on the other side of this Preference Shares Certificate)

Signature Guarantee: ___________________________________________
(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the U.S. Securities Exchange Act of 1934, as amended.)